EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96061
(To Prospectus dated March 12, 2002)





                    [INTERNET ARCHITECTURE HOLDRS (SM) LOGO]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

       This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

       The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                           Share        Trading
                 Name of Company               Ticker     Amounts       Market
       ----------------------------------      ------     -------     ----------
       3Com Corporation                         COMS          3       Nasdaq NMS
       Adaptec, Inc.                            ADPT          1       Nasdaq NMS
       Apple Computer, Inc.                     AAPL          2       Nasdaq NMS
       Ciena Corporation                        CIEN          2       Nasdaq NMS
       Cisco Systems, Inc.                      CSCO         26       Nasdaq NMS
       Dell Computer Corporation                DELL         19       Nasdaq NMS
       EMC Corporation                          EMC          16          NYSE
       Extreme Networks, Inc.                   EXTR          2       Nasdaq NMS
       Foundry Networks, Inc.                   FDRY          1       Nasdaq NMS
       Gateway, Inc.                            GTW           2          NYSE
       Hewlett-Packard Company                  HPQ        22.2225       NYSE
       International Business Machines
         Corporation                            IBM          13          NYSE
       Juniper Networks, Inc.                   JNPR          2       Nasdaq NMS
       McDATA Corporation                       MCDTA      0.58891    Nasdaq NMS
       Network Appliance, Inc.                  NTAP          2       Nasdaq NMS
       Roxio Inc.                               ROXI        0.1646    Nasdaq NMS
       Sun Microsystems, Inc.                   SUNW         25       Nasdaq NMS
       Sycamore Networks, Inc.                  SCMR          2       Nasdaq NMS
       Unisys Corporation                       UIS           2          NYSE
       Veritas Software Corporation             VRTS        0.893     Nasdaq NMS


       The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.